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                                                                   Exhibit 10.32


                            FIRST AMENDMENT TO LEASE


     THIS FIRST AMENDMENT TO LEASE (this "Amendment") is effective as of July 24, 1998, by and between MISSION PLAZA LLC, a California limited liability company, and GLOBIX CORPORATION, a Delaware corporation doing business as The California Globix Corporation, "Landlord" and "Tenant", respectively, under that certain Lease (the "Lease") dated as of July 24, 1998, for the Premises described in Section 1.1 of the Lease, consisting in part of real property described as Parcel 1 shown on that Parcel Map filed for record in the Office of the Recorder of the County of Santa Clara, State of California, on May 15, 1998, in Book 702 of Maps, pages 29, 30 and 31.

     The Lease is hereby amended as set forth herein.

     The following sentence shall be added to Section 10.1 of the Lease:

          Without the prior written consent of Landlord, Ground Lessor and the District, Tenant shall maintain no more than two classrooms on the Premises, and shall conduct training for no more than thirty (30) persons at any one time on the Premises (other than in-house Tenant employee training); shall confine its training operations on the Premises to computer hardware, software and related technology used for systems installed by Tenant or Tenant's corporate clients and necessary to and in support of Tenant's primary website/internet service business; shall not advertise its training to the general public; and shall not solicit or accept individuals for training who are not affiliated with Tenant's corporate clients. These restrictions apply only to the Premises at 2807 Mission College Boulevard, Santa Clara, California, and do not restrict Tenant's activities at any other location at which Tenant conducts business.

     The following Subsection 41.1(k) is added to the Lease:

          (k) PARKING (SECTION 15.1). Neither Ground Lessor nor the District shall have any obligation to construct or provide parking spaces and related improvements, but shall not withdraw any parking spaces which are otherwise available for Tenant's use.

     In all other respects, the Lease shall remain in full force and effect as originally written.



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     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Lease as of the date of the first above written, having been executed on the date set forth below.

LANDLORD:

MISSION PLAZA LLC
A California limited liability company
By Nexus Properties, Inc.
A California corporation
Manager

Dated:      Oct. 8, 1998
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By:   /S/ R. Darreil Gary
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      R. Darreil Gary
      President

TENANT:

GLOBIX CORPORATION
A Delaware corporation
Doing business as The California Globix Corporation

Dated:      Oct. 8, 1998
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By:   /S/ Robert Bell
      ----------------------------
      Robert Bell
      Executive Vice President and Chief Financial Officer